Exhibit 21.1

SUBSIDIARIES OF MPG OFFICE TRUST, INC.

Subsidiaries	Jurisdiction In Which Organized	Percentage of Voting Securities Owned Directly or Indirectly by MPG Office Trust, Inc.

MPG Office, L.P.	Maryland	99.7%
MPG Office Trust Services, Inc.	Maryland	100.0%
Maguire Properties – Plaza Las Fuentes Services, LLC	Delaware	100.0%
Maguire Properties – 777 Tower, LLC	Delaware	100.0%
Maguire Properties – 355 S. Grand, LLC	Delaware	100.0%
North Tower Mezzanine, LLC	Delaware	100.0%
North Tower, LLC	Delaware	100.0%
MPG Office – PLF Mezz, LLC	Delaware	100.0%
Maguire Partners – Plaza Las Fuentes, LLC	Delaware	100.0%
Maguire Properties – 350 S. Figueroa Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 350 S. Figueroa, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth, LLC	Delaware	100.0%
New BHE, LLC	Delaware	100.0%
Bunker Hill Junior Mezzanine, LLC	Delaware	100.0%
Bunker Hill Senior Mezzanine, LLC	Delaware	100.0%
Library Square Associates, LLC	Delaware	100.0%
Maguire Properties Holdings I, LLC	Delaware	100.0%
Maguire Properties – 755 S. Figueroa, LLC	Delaware	100.0%
Maguire Properties Holdings II, Inc.	Delaware	100.0%

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Note:	All of the subsidiaries listed above are included in our consolidated financial statements. Inactive subsidiaries have not been included in the above list.